REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Shareholders of Power
Dividend Index VIT Fund and Power
Momentum Index VIT Fund and
Board of Trustees of Northern Lights
Variable Trust

In planning and performing our
audit of the financial statements of
Power Dividend Index VIT Fund
(formerly, JNF SSgA Tactical
Allocation Portfolio) and Power
Momentum Index VIT Fund
(formerly, JNF SSgA Sector Rotation
Portfolio) (the "Funds"), each a
series of Northern Lights Variable
Trust, as of and for the year ended
December 31, 2017, in accordance
with the standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Funds' internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Funds'
internal control over financial
reporting. Accordingly, we express
no such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A fund's internal
control over financial reporting is a
process designed to provide
reasonable assurance regarding the
reliability of financial reporting and
the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles (GAAP). A
fund's internal control over financial
reporting includes those policies
and procedures that (1) pertain to
the maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
fund; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements
in accordance with GAAP, and that
receipts and expenditures of the
fund are being made only in
accordance with authorizations of
management and trustees of the
fund; and (3) provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of a
fund's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis. A material
weakness is a deficiency, or
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the Funds' annual
or interim financial statements will
not be prevented or detected on a
timely basis.

Our consideration of the Funds'
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all deficiencies
in internal control that might be
material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the Funds'
internal control over financial
reporting and its operation,
including controls over safeguarding
securities, that we consider to be a
material weakness as defined above
as of December 31, 2017.

This report is intended solely for the
information and use of
management and the Board of
Trustees of the Funds and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.

COHEN & COMPANY, LTD.
Cleveland, Ohio February 15, 2018
C O H E N  &  C O M P A N Y ,  L T D .
800.229.1099 | 866.818.4538 fax |
cohencpa.com

Registered with the Public Company Accounting Oversight
Board